UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2023 (May 3, 2023)
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

As previously disclosed, on May 3, 2023, Exicure, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Cyworld Z Co., Ltd., (“Cyworld Z”). Pursuant to the Subscription Agreement, the Company purchased non-guaranteed private placement convertible bonds (the “Bonds”) of Cyworld Z for a subscription amount of USD $1 million. The Bonds mature on May 2, 2026 and the yield to maturity is 4.5% per annum.

The Company will also have the put option to request Cyworld Z to redeem part or the entire principal amount of the Bonds on the first anniversary after the issue date and every three months thereafter before the maturity date. The conversion ratio will be one hundred percent (100%) of the Bond’s face value.

The above description is only a summary of the terms of the Subscription Agreement, does not purport to be a complete description of the Subscription Agreement, and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 5, 2023, the Company notified the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of Hyukku Lee from the Company’s board of directors (the “Board”) (as described below in Item 5.02 of this Current Report on Form 8-K), the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee of the Board to be composed of at least three independent directors. The Company is evaluating the appropriate composition of its Board committees and fully intends to regain compliance with Rule 5605(c)(2)(A) within the applicable cure period.

ITEM 5.02. DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 3, 2023, the Board approved the appointment of Joshua Miller to Chief Accounting Officer. Additionally, on May 3, 2023, Hyukku Lee resigned from the Board as a Class II Director, effective immediately as of such date.

Appointment of Joshua Miller
Mr. Miller, age 47, has served as the Controller of the Company since April 2022. Prior to his work at the Company, he served as Director of Accounting at ENGIE North America Inc. from December 2014 until April 2022. While at ENGIE he provided strategic financial input and key financial decision making to senior management, while overseeing the overall accounting transactions, cash and treasury management, and financial reporting of thirty subsidiaries. There are no arrangements or understandings between Mr. Miller and any other persons pursuant to which he was appointed as Chief Accounting Officer. There are also no family relationships between Mr. Miller and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Hyukku Lee Resignation
On May 3, 2023, Hyukku Lee resigned from the Board as a Class II Director, effective immediately as of such date. On May 3, 2023, Mr. Lee resigned from the Audit Committee, effective immediately as of such date. His resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Convertible Bond Subscription Agreement, dated May 3, 2023, among Cyworld Z Co., Ltd. and Exicure, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXICURE, INC.
(registrant)

Date: May 9, 2023	By:	/s/ Jung Sang Kim
Jung Sang Kim
Chief Executive Officer, Chief Financial Officer and President